Exhibit 23.3




                                                      Lundstrom Dickson Barbanti
                                                           Chartered Accountants

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Amendment #1 of Form S-3 of WaveRider Communications Inc. (the "Company") to register 1,000,000 shares of common stock, of our report dated September 27, 2000, on our audit of the financial statements of ADE Network Technology Pty. Ltd. as of June 30, 2000.

We also consent to the reference to our firm under the caption "Experts".










/s/ Lundstrom Dickson Barbanti

December 22, 2000